Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS (THE “ACTS”). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

YOUNGEVITY INTERNATIONAL, INC.
WARRANT AGREEMENT

VOID AFTER 5:00 P.M. NEW YORK TIME, _________________, 20__

Issue Date:

1. Basic Terms. This Warrant Agreement (the “Warrant”) certifies that, for value received, the registered holder specified below or its registered assigns (“Holder”) is the owner of a warrant of Youngevity International, Inc., a Delaware corporation having its principal place of business at 2400 Boswell Road, Chula Vista, California 91914 (the “Corporation”), subject to adjustments as provided herein, to purchase _______________________ (_________) shares of the Common Stock, $0.001 par value, of the Corporation (the “Common Stock”) from the Corporation at the price per share shown below (the “Exercise Price”).
Holder:
Exercise Price per share:	$4.75

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

2.  Corporation’s Representations/Covenants. The Corporation represents and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant.

3.  Method of Exercise; Fractional Shares. This Warrant is exercisable at the option of the Holder at any time by surrendering this Warrant, on any business day during the period (the “Exercise Period”) beginning the business day after the issue date of this Warrant specified above and ending at 5:00 p.m. (New York time) two (2) years after the issue date. To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form attached hereto) and payment in cash or by wire transfer of immediately available funds of an amount equal to the Exercise Price multiplied by the number of shares of the Common Stock being purchased under this Warrant. The principal office of the Corporation is located at the address specified in Section 1 of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay cash for the fractional share in an amount equal to the fraction so issuable multiplied by the then fair market price for the shares of Common Stock; or (b) issue scrip for the fraction in registered or bearer form, which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share.

4.  Protection Against Dilution. If the Corporation, with respect to the Common Stock, (1) pays a dividend or makes a distribution on shares of common stock that is paid in shares of common stock or in securities convertible into or exchangeable for Common Stock (in which latter event the number of shares of common stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (2) subdivides outstanding shares of Common Stock, (3) combines outstanding shares of Common Stock into a smaller number of shares, or (4) issues by reclassification of common stock any shares of capital stock of the Corporation, the Exercise Price in effect immediately prior thereto shall be adjusted so that each Holder thereafter shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Corporation that it would have owned or been entitled to receive in respect of this Warrant immediately after the happening of any of the events described above had this Warrant been converted immediately prior to the happening of that event. An adjustment made in accordance with this Section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made in accordance with this Section 4, the Holder becomes entitled to receive shares of two or more classes of capital stock or shares of common stock and other capital stock of the Corporation, the board of directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Rate between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

5.         Adjustment for Reorganization, Consolidation, Merger, Etc. In the event of any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation) (each such transaction referred to herein as “Reorganization”), the Corporation shall give notice to the holder of this Warrant at least five (5) days prior to the closing of such transaction (such notice to be deemed given if publicly reported in a press release or filing with the Securities and Exchange Commission) and the Holder shall thereupon be entitled to receive and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the Corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred or with whom securities have been exchanged, which the Holder would have owned or been entitled to receive as a result of such Reorganization had this Warrant been exercised immediately prior to such Reorganization (and assuming the Holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of common stock in respect of which such rights of election shall not have been exercised (“non-electing share”) then for the purpose of this Section the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes and other adjustments to the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon exercise of this Warrant. The provisions of this Section similarly apply to successive Reorganizations.

6.          Notice of Adjustment. Upon the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall, within thirty (30) days, give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

7.          Dissolution, Liquidation. In case of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with reorganization, consolidation, merger, or other transaction covered by Section 5 above) is at any time proposed, the Corporation shall give at least twenty (20) days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least twenty (20) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction; (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

8.            Rights of Holder. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

9.            Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

10.          Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

11.           Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, or any other securities laws (the “Acts”). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or the shares of Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. If the Holder seeks an opinion from Holder’s counsel as to transfer without registration, the Corporation shall provide such factual information to Holder’s counsel as Holder’s counsel reasonably requests for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

12.           Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

13.           Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

14.           Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

15.           Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

16.           Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation. Under no circumstances may this Warrant be assigned by the Holder.

17.           Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its principles governing conflicts of law.

YOUNGEVITY INTERNATIONAL, INC.

By: ___________________________________
Name:
Title:

YOUNGEVITY INTERNATIONAL, INC.
Form of Transfer

(To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the assignee(s) named below:

Names of Assignee	Address	Taxpayer ID No.	Number of shares subject to transferred Warrant

The undersigned registered holder further irrevocably appoints ____________________ _______________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.

Date:______________________________
___________________________________

                                 Signature

YOUNGEVITY INTERNATIONAL, INC.
Exercise Form

(To be executed by the Holder to purchase
Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of Youngevity International, Inc., a Delaware corporation. The undersigned tenders cash payment for those shares.

The undersigned requests that (1) a certificate for the shares be issued in the name of the undersigned and (2) if the number of shares with respect to which the undersigned holder has exercised purchase rights is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date:______________________________
___________________________________

                                  Signature